                              DEAN FOODS COMPANY

                                 $200,000,000

                      Senior Medium-Term Notes, Series A

               Due from 9 Months to 30 Years from Date of Issue

                          U.S. DISTRIBUTION AGREEMENT



                                                                  April 20, 1995



Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260-0060

Dear Sirs:

     Dean Foods Company, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to $200,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of its Senior Medium-Term Notes, Series A, Due from 9 Months to 30 Years from Date of Issue (the "Notes"). The Notes will be issued under an Indenture dated as of January 15, 1995 (the "Indenture") between the Company and Bank of America Illinois, as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

     The Company hereby appoints Morgan Stanley & Co. Incorporated ("Morgan Stanley") and J.P. Morgan Securities Inc. (individually, an "Agent" and collectively, the "Agents") as its agents, subject to Sections 2 and 12, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as a principal pursuant to the terms of a terms agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of
Section 2(b) hereof.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including all documents incorporated by reference therein and the exhibits thereto and all amendments filed on or prior to the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed, or transmitted for filing with, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1.  Representations and Warranties.  The Company represents and warrants to
         ------------------------------
and agrees with each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent pursuant to a Terms Agreement), as of each date the Company issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the knowledge of the Company threatened by the Commission.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the

Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not include and, as amended or supplemented, if applicable, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section l(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to an Agent furnished to the Company in writing by such Agent expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses (iii) and (iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes or on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (d) Each "significant subsidiary" (as defined in Regulation S-X promulgated by the Commission) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (e) Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Company.

     (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) any requirement that a claim with respect to any Note denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, and (iv) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit;

     (g) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) any requirement that a claim with respect to any Note denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, and (iv) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit;

     (h) The execution and delivery by the Company of this Agreement, the Notes, the Indenture and any applicable Written Terms Agreement, and the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary which contravention would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

     (i) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

     (j) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     (k) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

     2.  Appointment of Agents; Solicitations as Agent;
         Purchases as Principal.
         ----------------------------------------------

     (a)  Appointment of Agents.  Subject to the terms and conditions stated
          ---------------------
herein, the Company hereby appoints each of the Agents as an agent of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. The Company may accept offers to purchase Notes through an agent other than an Agent, provided that (i) the Company and such
                                      --------
agent shall have executed an agreement with respect to such purchases having terms and conditions (including, without limitation, commission rates) with respect to such purchases that are the same as the terms and conditions that would apply to such purchases under this Agreement if such agent were an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement), and (ii) the Company shall provide the Agents with a copy of such agreement promptly following the execution thereof; provided, further, that the foregoing shall not be construed to prevent the
- --------  -------

Company from selling at any time any Notes (A) in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Notes or (B) directly to an investor.

     (b)  Solicitations as Agent.  In connection with an Agent's actions as
          ----------------------
agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

     The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is
      --------  -------
amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters in accordance with Sections 5(a), 5(b) and 5(c) as such Agent may request.

     The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such
Note:


                            Term                Commission Rate
                            ----                ---------------

     From 9 months to less than 1 year                .125%
     From 1 year to less than 18 months               .150%
     From 18 months to less than 2 years              .200%
     From 2 years to less than 3 years                .250%
     From 3 years to less than 4 years                .350%
     From 4 years to less than 5 years                .450%
     From 5 years to less than 6 years                .500%
     From 6 years to less than 7 years                .550%
     From 7 years to less than 10 years               .600%
     From 10 years to less than 15 years              .625%
     From 15 years to less than 20 years              .700%
     From 20 years to and including 30 years          .750%

     Subject to the last sentence of Section 7, an Agent shall only be entitled to receive a commission at the time of the delivery of the Notes by the Company to the purchaser and receipt by the Company of the purchase price therefor.

     Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its reasonable judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

     (c)  Purchases as Principal.  Each sale of Notes to an Agent as principal
          ----------------------
shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will take the form of either (i) a written agreement between such Agent and the Company, which may be substantially in the form of Exhibit A hereto (a "Written Terms Agreement"), or (ii) an oral agreement between such Agent and the Company confirmed in writing by such Agent to the Company and such writing shall contain substantially the same information as a Written Terms Agreement.

     An Agent's commitment to purchase Notes pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

     Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent pursuant to a Terms Agreement is referred to herein as a "Settlement Date."

     Unless otherwise specified in a Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

     (d)  Administrative Procedures.  The Agents and the Company agree to
          -------------------------
perform the respective duties and obligations specifically provided to be performed in the Senior Medium-Term Notes, Series A Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

     (e)  Delivery.  The documents required to be delivered by Section 4 of this
          --------
Agreement as a condition precedent to each Agent's obligation to begin soliciting offers to purchase Notes as an agent of the Company shall be delivered at the office of Sidley & Austin, counsel for the Agents, not later than 5:00 p.m., Chicago time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes pursuant to a Terms Agreement. The date of delivery of such documents is referred to herein as the "Commencement Date."

     (f)  Obligations Several.  The Company acknowledges that the obligations of
          -------------------
the Agents under this Agreement are several and not joint.

     3.  Agreements.  The Company agrees with each Agent that:
         ----------

     (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing
                                    --------  -------
requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after the transmission thereof for filing with the Commission, (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes and (iii) with respect to any Prospectus Supplement that only adds any new Agent (as permitted by Section 12 hereof) or removes any existing Agent (in accordance with Section 8 hereof), the Company shall provide the other Agents with copies of such Prospectus Supplement at least one business day prior to the transmission thereof for filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act or any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration

Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, reasonably satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the completion of the distribution of any Notes an Agent may own as principal acquired from the Company pursuant to a Terms Agreement entered into pursuant to Section 2(c) hereof has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

     (c) The Company will make generally available to its security holders and to the Agents as soon as practicable financial statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

     (d) The Company will furnish to each Agent, without charge, a true and correct copy of the Registration Statement as filed with the Commission, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

     (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or obligated to file any general consent to service of process in order to make the Notes eligible for registration or qualification in any jurisdiction.

     (f) The Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

     (g) The Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto incurred by the Company, (ii) the preparation, issuance and delivery of the Notes, (iii) the reasonable fees and disbursements of the Company's counsel and accountants and of the Trustee, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memorandum, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Notes, (vii) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (viii) any reasonable out-of-pocket expenses incurred by the Agents; provided that any
                                                          --------
advertising or out-of-pocket expenses incurred by the Agents shall have been approved in advance in writing by the Company.

     (i) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without such Agent's prior consent, offer, sell, contract to sell or otherwise issue any debt securities of the Company substantially similar to such Notes to be sold pursuant to such Terms Agreement (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) Notes previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such Terms Agreement.

     4.  Conditions of the Obligations of the Agents.  Each Agent's obligation
         -------------------------------------------
to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

     (a)  Prior to such solicitation or purchase, as the case may be:

     (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the relevant Agent, is material and adverse and that makes it, in the reasonable judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

     (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock

  Exchange or the National Association of Securities Dealers, Inc., (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the judgment of such Agent impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made; and

     (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     (A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

     (b)  On the Commencement Date and, if called for by any Terms
Agreement, on the corresponding Settlement Date, the relevant Agents shall have received:

     (i) The opinion, dated as of such date, of Eric A. Blanchard, General Counsel of the Company, to the effect that:

         (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (B) each "significant subsidiary" (as defined in Regulation S-X promulgated by the Commission) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (C) the execution and delivery by the Company of this Agreement, the Notes, the Indenture and any applicable Terms Agreement, and the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes or as required by the NASD;

          (D) the statements (1) in the Registration Statement under Item
     15, (2) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (3) in "Item 1 - Legal Proceedings" or Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings and fairly summarize, in all material respects, the matters referred to therein;

          (E) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated as required; and

          (F) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, as then amended or supplemented (except for financial statements and the notes thereto or supporting schedules and other financial or statistical data derived therefrom contained in the Registration Statement (as then amended or supplemented) or incorporated therein by reference as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

     Such counsel shall also state that based on his participation in conferences with representatives of the Agents, representatives of the Company, counsel for the Agents, special counsel for the Company and representatives of the independent accountants for the Company during which the contents of the Registration Statement and the Prospectus and related matters were discussed, his review of certain corporate documents, his understanding of applicable law and the experience he has gained in his practice thereunder, nothing has come to his attention that caused him to believe that the Registration Statement (other than the financial statements and the notes thereto and the supporting schedules and other financial and statistical data derived therefrom, set forth therein or incorporated by reference, as to which no advice is given and except for that part of the Registration Statement that constitutes the Form T-1 referred to herein, as to which no advice is given), as of its effective date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and the notes thereto and the supporting schedules and other financial and statistical data derived therefrom, set forth therein or incorporated by reference, as to which no advice is given), as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (ii) The opinion, dated as of such date, of Kirkland & Ellis, special counsel for the Company, to the effect that:

          (A) each of this Agreement and any applicable Written Terms Agreements has been duly authorized, executed and delivered by the Company;

          (B) the Indenture has been duly qualified under the Trust
     Indenture Act and has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, the Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such counsel need not express any opinion as to (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, moratorium and other similar laws affecting the rights of creditors' generally, (ii) the effect of rules of law and legal and equitable principles governing specific performance, injunctive relief, rights of acceleration and other equitable remedies, regardless of whether enforceability of any obligations is considered in a proceeding in equity or at law, (iii) the conflicts of law or choice of law provisions contained therein to the extent such provisions may be applied by any courts other than the courts in the State of New York, (iv) remedies available in respect of violations or breaches by the Company which are determined by a court to be the proximate result of action taken by any other party which actions such other party is not entitled to take, (v) any provision which purports, by implication or otherwise, to state that the failure to exercise or a delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, or (vi) any provision which purports or would operate to render ineffective any waiver or modification not in writing;

          (C) the Notes have been duly authorized by the Company and when the terms thereof have been duly established in accordance with the Indenture, and when duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment of the agreed upon consideration by the purchasers in accordance with the terms of the Distribution Agreement (and any applicable Terms Agreement) will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and are enforceable against the Company in accordance with their terms, except such counsel need not express any opinion as to (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, moratorium and other similar laws affecting the rights of creditors' generally, (ii) the effect of rules of law and legal and equitable principles governing specific performance, injunctive relief, rights of acceleration and other equitable remedies, regardless of whether enforceability of any obligation is considered in a proceeding in equity or at law, (iii) the conflicts of law or choice of law provisions contained therein to the extent such provisions may be applied by any courts other than the courts in the State of New York, (iv) remedies available in respect of violations or breaches by the Company which are determined by a court to be the proximate result of action taken by any other party which actions such other party in not entitled to take, (v) any provision which purports, by implication or otherwise, to state that the failure to exercise or a delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, (vi) any provision which purports or would operate to render ineffective any waiver or modification not in writing, (vii) any requirement that a claim with respect to any Note denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law or (viii) any governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit;

          (D) the statements in the Prospectus, as then amended or supplemented, under the captions "Description of Debt Securities," "Description of Notes" and "United States Taxation" insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present in all material respects the information called for with respect to such legal matters and documents and fairly summarize in all material respects the matters referred to therein; and

          (E) assuming that each document incorporated by reference in the Registration Statement complied as to form to the requirements of the Exchange Act, the Registration Statement, as then amended or supplemented, (other than the financial statements and the notes thereto and the supporting schedules and other financial and statistical data derived therefrom, set forth therein or incorporated by reference, as to which such counsel need not express any opinion and except for that portion of the Registration Statement that constitutes the Form T-1 referred to herein, as to which such counsel need not express any opinion), complies as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     Such counsel shall also state that based on their participation in conferences with representatives of the Agents, representatives of the Company, counsel for the Agents, counsel for the Company and representatives of the independent accountants for the Company during which the contents of the Registration Statements and the Prospectus and related matters were discussed (the documents incorporated by reference having been prepared without their involvement), their review of certain corporate documents furnished to them by the Company, their understanding of applicable law and the experience they have gained in their practice thereunder, they advise you that nothing has come to their attention that caused them to believe that the Registration Statement (other than the financial statements and the notes thereto and the supporting schedules and other financial and statistical data derived therefrom, set forth therein or incorporated by reference, as to which no advice is given and except for that part of the Registration Statement that constitutes the Form T-1 referred to herein, as to which no advise is given), as of its effective date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than financial statements and the notes thereto and the supporting schedules and other financial and statistical data derived therefrom, set forth therein or incorporated by reference, as to which no advice is given), as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

     (iii) The opinion, dated as of such date, of Sidley & Austin, counsel for the Agents, covering the matters in subparagraphs (A), (B), (C) and (D) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Debt Securities" and "Description of Notes") of paragraph (ii), and the last paragraph of paragraph
  (b)(ii) above.

     For the purpose of expressing the opinions contained in paragraph (ii)(C) and (iii)(C) above, Kirkland & Ellis and Sidley & Austin, respectively, may assume that (i) at the time of the issuance, sale and delivery of each Note the authorization of the Notes will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Notes and (ii) neither the issuance, sale and delivery of any Note, nor any of the terms of such Note, nor compliance by the Company with the terms of such Note, will violate the charter or by-laws of the Company or any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or government body having jurisdiction over the Company. With respect to the last paragraph of paragraphs
(b)(i) and (b)(ii) above, Eric A. Blanchard and Kirkland & Ellis, respectively, may each state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to the last paragraph of paragraph (b)(ii) above, Sidley & Austin may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

     The opinion of Sidley & Austin described in paragraph (b)(iii) above shall be rendered to you at the request of the Company and shall so state therein.

     (c)  On the Commencement Date and, if called for by any Terms
Agreement, on the corresponding Settlement Date, the relevant Agents shall have received a certificate on behalf of the Company, dated the Commencement Date or such Settlement Date, as the case may be, signed by an officer of the Company to the effect set forth in subparagraph (a)(iii) above and to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date. The officer signing and delivering such certificate may rely upon the best of his knowledge.

     (d)  On the Commencement Date and, if called for by any Terms
Agreement, on the corresponding Settlement Date, the Company's independent accountants shall have furnished to the relevant Agents a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

     (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

     5.  Additional Agreements of the Company.  (a) Subject to Section
         ------------------------------------
2(b), each time the Registration Statement or Prospectus is amended or supplemented in any material respect (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or by the filing of a supplement which relates solely to the specific terms of any Notes being sold by the Company), the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in
Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

     (b) Each time the Company furnishes a certificate pursuant to Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent a written opinion of (i) the General Counsel of the Company substantially in the form set forth in Section 4(b)(i) and (ii) upon request of any Agent, of Kirkland & Ellis, or other counsel reasonably satisfactory to the Agents, substantially in the form set forth in Section 4(b)(ii), provided, that such opinion shall be furnished without request (A) where such amendment or supplement relates to the Company's Annual Report on Form 10-K or (B) in connection with any sale by an Agent pursuant to a Terms Agreement. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinion referred to in Section 4(b)(i) or Section 4(b)(ii), as the case may be, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

In lieu of any such opinion, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

     (c) Subject to Section 2(b), each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in
Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

     6.  Indemnification and Contribution.  (a) The Company agrees to
         --------------------------------
indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Agent or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Agent expressly for use therein; provided, however,
                                                            --------  -------
that the foregoing indemnity agreement with respect to any Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Agent, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to an actual or potential conflict of interest between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley or, if Morgan Stanley is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent that the indemnified party has notified the indemnifying party of a proceeding as provided under subsection (c) above and the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions which the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company on the one hand and of each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this Section 6 shall be several (in the proportion that: (x) the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to (y) the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and not joint.

     (e) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata
                                                                        --- ----
allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     7.  Position of the Agents.  In acting under this Agreement and in
         ----------------------
connection with the sale of any Notes by the Company (other than Notes sold to an Agent pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default, but shall only be required to pay to such Agent the commission it would have received had such sale been consummated in the event of a willful default by the Company.

     8.  Termination.  This Agreement may be terminated at any time by the
         -----------
Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(b), Section 2(f), the last sentence of
Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 11 and 14 shall survive; provided
                                                                        --------
that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(c), 2(d), 3(a), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

    9.  Representations and Indemnities to Survive.  The respective
        ------------------------------------------
indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any termination of this Agreement or any such Terms Agreement, any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Notes.

     10.  Notices.  All communications hereunder will be in writing and
          -------
effective only on receipt, and, if sent to Morgan Stanley, will be mailed, delivered or telefaxed and confirmed to Morgan Stanley at 1251 Avenue of the Americas, New York, New York 10020, Attention: Manager, Credit Department (telefax number: 212-703-4575), with a copy to 1221 Avenue of the Americas, New York, New York 10020, Attention: Managing Director, Debt Syndicate (telefax number: 212-764-7490) and to J.P. Morgan Securities Inc. at 60 Wall Street, New York, New York 10260-0060, Attention: Medium-Term Note Desk (telefax number:
212-648-5907), or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 3600 N. River Road, Franklin Park, Illinois 60131, Attention: General Counsel (telefax number: 708-671-8744).

     11.  Successors.  This Agreement and any Terms Agreement will inure to
          ----------
the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

     12.  Amendments.  This Agreement may be amended or supplemented if,
          ----------
but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, without
                        --------
the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

     13.  Counterparts.  This Agreement may be signed in any number of
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     14.  Applicable Law.  This Agreement shall be governed by and
          --------------
construed in accordance with the internal laws of the State of New York.

     15.  Headings.  The headings of the sections of this Agreement have
          --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                              Very truly yours,

                              DEAN FOODS COMPANY


                              By /s/ Dale I. Hecox
                                ---------------------------------
                                 Title: Treasurer


The foregoing Agreement
is hereby confirmed
and accepted as of the
date first above written.

MORGAN STANLEY & CO. INCORPORATED


By /s/ Francis J. Oelerich III
  -------------------------------
   Title: Principal


J.P. MORGAN SECURITIES INC.


By /s/ T. Kelley Millet
  -------------------------------
   Title: T. Kelley Millet, Managing Director

                                   EXHIBIT A


                              DEAN FOODS COMPANY

                      SENIOR MEDIUM-TERM NOTES, SERIES A

                                TERMS AGREEMENT


                                                                          , 199
                                                    ----------------------     -

Dean Foods Company
3600 N. River Road
Franklin Park, Illinois  60131

Attention:

          Re:  Distribution Agreement dated
          April __, 1995
          (the "Distribution Agreement")
          ------------------------------

          We agree to purchase your Senior Medium-Term Notes, Series A having the following terms:

          (We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:

                                         Principal Amount
          Name                              of Notes
          ----                           ----------------
      Morgan Stanley & Co.
      Incorporated
      J.P. Morgan Securities Inc.
      (Insert syndicate list)/1/

                        Total . . . . .  $
                                          ===============

- ----------------
/1/Delete if the transaction will not be syndicated.

          The Notes shall have the following terms:

All Notes:           Fixed Rate Notes:  Floating Rate Notes:
- -------------------  -----------------  --------------------

Principal amount:    Interest Rate:     Base rate:

Purchase price:      Applicability      Index maturity:
                     of modified
Price to public:     payment upon       Spread:
                     acceleration:

Settlement date                         Spread multiplier:
and time:            If yes, state
                     issue price:

Place of
delivery:            Amortization
                     schedule:

Specified                               Initial interest
currency:                               rate:

Maturity date:                          Initial interest
                                        reset date:

Initial accrual                         Interest reset
period OID:                             dates:

Total amount                            Interest reset
of OID:                                 period:

Original yield                          Maximum interest
to maturity:                            rate:

Optional repayment                      Minimum interest
date(s):                                rate:

Optional redemption                     Interest payment
date(s):                                period:

Initial redemption                      Interest payment
date:                                   dates:

Initial redemption                      Calculation agent:
percentage:

Annual redemption
percentage
decrease:

Other terms:

          The provisions of Sections 1, 2(c) and 2(d) and 3 through 6, 9, 10, 11 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

          [If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such
other proportions as                  may specify, to purchase the Notes which
                     ----------------
such defaulting Agent or Agents agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Agent has
      --------
agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements
satisfactory to                  and the Company for the purchase of such Notes
                -----------------
are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In
any such case either                  or the Company shall have the right to
                     -----------------
postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.]/2/


          This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 9, 11 and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.


- ----------------
/2/Delete if the transaction will not be syndicated.

          The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be
required:                       .
           ---------------------
                                          [NAME OF RELEVANT AGENT(S)]


                                          By
                                            ---------------------------------
                                             Title:


Accepted:

DEAN FOODS COMPANY


By
  -----------------------
   Title:

                                                                     EXHIBIT B


                              DEAN FOODS COMPANY

                      SENIOR MEDIUM-TERM NOTES, SERIES A

                          ADMINISTRATIVE PROCEDURES


     Explained below are the administrative procedures and specific terms of the offering of Senior Medium-Term Notes, Series A, (the "Notes"), on a continuous basis by Dean Foods Company (the "Company") pursuant to the Distribution Agreement, dated as of April 20, 1995 (the "Distribution Agreement") among the Company, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (the "Agents"). The Notes will be issued under an Indenture dated as of January 15, 1995 (the "Indenture") between the Company and Bank of America Illinois, as trustee (the "Trustee"). In the Distribution Agreement, the Agents have agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through an Agent, as agent of the Company. An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Company and such Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

     The Trustee will be the Registrar, Calculation Agent, Authenticating
Agent and Paying Agent for the Notes and will perform the duties specified herein. Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certified Note"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

     Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part
I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the

Notes or any prospectus supplement relating to the Notes shall be used herein as therein defined.

     The Company will advise the Agents in writing of the employees of the Company with whom the Agents are to communicate regarding offers to purchase Notes and the related settlement details.

PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated as of April
20, 1995, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of December 29, 1988 (the "MTN Certificate Agreement"0, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:          On any date of Settlement (as defined under "Settlement"
                   below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to U.S. $150,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity
                   Date and other terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "Interest
                   Accrual Date," which will be (i) with respect to an original
                   Global Security (or any portion thereof), its Issuance
                   Date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment
                   Date to which interest has been paid or duly provided for on the predecessor Global Security (or if no such payment provision has been made, the Issuance Date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may be payable only in U.S. dollars. No Global Security will represent any Certified Note.

Denominations:     Book-Entry Notes will be issued in principal amounts
                   of U.S. $100,000 of any amount in excess thereof that is an integral multiple of U.S. $1,000. Global Securities will be denominated in principal amounts not in excess of U.S. $150,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global
                   Security will be issued to represent each U.S. $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-entry Note or Notes shall be assigned the same CUSIP number.

Preparation        If any offer to purchase a Book-Entry Note is accepted
of Pricing         by or on behalf of the Company, the Company will prepare
Supplement:        a pricing supplement (a "Pricing Supplement") reflecting
                   the terms of such Note. The Company (i) will arrange to file one copy of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later that the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing
                   Supplement to the relevant Agent as such Agent shall reasonable request.

                   In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:        The receipt by the Company of immediately available funds
                   in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement         Settlement Procedures with regard to each Book-Entry
Procedures:        Note sold by the Company to or through an Agent (unless
                   otherwise specified pursuant to a Terms Agreement) shall be as follows:

                   A. The relevant Agent will advise the Company by telephone that such Note is a Book-Entry Note and of the following settlement information:

                      1. Principal amount.

                      2. Maturity Date.

                      3. In the case of a Fixed Rate Book-Entry Note, the
                         Interest Rate and whether such Note will pay interest annually or semi-annually or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent (if other than Trustee), Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier
                         (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

                      4. Redemption or repayment provisions (if any).

                      5. Settlement date and time (Original Issue Date).

                      6. Interest Accrual Date.

                      7. Price.

                      8. Agent's commission (if any) determined as provided
                         in the Distribution Agreement.

                      9. Whether the Note is an Original Issue Discount
                         Note (an "OID Note"), and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

                     10. Any other applicable terms.

                   B. The Company will advise the Trustee by telephone or
                      electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the relevant Agent of such CUSIP number by telephone as soon as practicable.

                   C. The Trustee will enter a pending deposit message through
                      DTC's Participant Terminal System, providing the following settlement information to DTC, the relevant Agent and Standard & Poor's Corporation:

                      1. The information set forth in Settlement Procedure
                         "A".

                      2. The Initial Interest Payment Date for such Note,
                         the number of days by which such date succeeds the related DTC Record Date (which in the case of Floating Rate Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Notes, shall be the Record Date as defined in the Note) and, if known, the amount of interest payable on such Initial Interest Payment Date.

                      3. The CUSIP number of the Global Security representing
                         such Note.

                      4. Whether such Global Security will represent any
                         other Book-Entry Note (to the extent known at such time).

                      5. The number of participant accounts to be maintained
                         by the DTC on behalf of the relevant Agent and the Trustee.

                   D. The Trustee will complete and authenticate the Global
                      Security representing such Note.

                   E. DTC will credit such Note to the Trustee's participant
                      account at DTC.

                   F. The Trustee will enter an SDFS deliver order through
                      DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the relevant Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission (if any). The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the MTN Certificate Agreement.

                   G. Unless the relevant Agent is the end purchaser of
                      such Note, such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                   H. Transfers of funds in accordance with SDFS deliver
                      orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                   I. The Trustee will credit to the account of the Company
                      maintained at Harris Trust & Savings Bank, Chicago, Illinois, in immediately available funds the amount transferred to the Trustee in accordance with Settlement Procedure "F".

                   J. Unless the relevant Agent is the end purchaser of
                      such Note, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                   K. Monthly, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement         For sales by the Company of Book-Entry Notes to or through
Procedures         an Agent (unless otherwise specified pursuant to a Terms
Timetable:         Agreement) for settlement on the first Business Day after
                   the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

                   Settlement
                   Procedure               Time
                   ----------              ----

                       A          11:00 A.M. on sale date
                       B          12:00 Noon on sale date
                       C           2:00 P.M. on sale date
                       D           9:00 A.M. on settlement date
                       E          10:00 A.M. on settlement date
                      F-G          2:00 P.M. on settlement date
                       H           4:45 P.M. on settlement date
                      I-J          5:00 P.M. on settlement date

                   If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 noon and 2:00
                   P.M., respectively, on the first Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                   If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee, after receiving notice from the Company or the relevant Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure            If the Trustee fails to enter an SDFS deliver order with
to Settle:         respect to a Book-Entry Note pursuant to Settlement
                   Procedure "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited.
                   If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "cancelled", make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The
                   CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service
                   Bureau of Standard & Poor's Corporation, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two
                   Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-

                   Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                   If purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                   Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                   In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

     The Trustee will serve as Registrar in connection with the Certificated Notes.

Issuance:          Each Certificated Note will be dated and issued as of
                   the date of
                   its authentication by the Trustee. Each Certificated
                   Note will bear an Original Issue Date, which will be
                   (i) with respect to an original Certificated Note (or any portion thereof), its Issuance Date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Issuance Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation        If any offer to purchase a Certificated Note is accepted
of Pricing         by or on behalf of the Company, the Company will prepare
Supplement:        a Pricing Supplement reflecting the terms of such Note.
                   The Company (i) will arrange to file one copy of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing
                   Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant
                   Agent as such Agent shall reasonably request.

                   In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:        The receipt by the Company of immediately available funds
                   in exchange for an authenticated

                   Certificated Note delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date, which date shall be no earlier than the next Business Day.

Settlement         Settlement Procedures with regard to each Certificated
Procedures:        Note sold by the Company to or through an Agent (unless
                   otherwise specified pursuant to a Terms Agreement) shall be as follows:

                   A. The relevant Agent will advise the Company by telephone that such Note is a Certificated Note and of the following settlement information:

                      1. Name in which such Note is to be registered
                         ("Registered Owner").

                      2. Address of the Registered Owner and address for
                         payment of principal and interest.

                      3. Taxpayer identification number of the Registered
                         Owner (if available).

                      4. Principal amount.

                      5. Maturity Date.

                      6. In the case of a Fixed Rate Certificated Note,
                         the Interest Rate and whether such Note will pay interest annually or semi-annually, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent (if other than Trustee), Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest
                         Rate (if any) and Maximum Interest Rate (if any).

                      7. Redemption or repayment provisions (if any).

                      8. Settlement date and time (Original Issue Date).

                      9. Interest Accrual Date.

                     10. Price.

                     11. Agent's commission (if any) determined as provided
                         in the Distribution Agreement.

                     12. Denominations.

                     13. Specified Currency.

                     14. Whether the Note is an OID Note, and if it is an
                         OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).

                     15. Any other applicable terms.

                   B. The Company will advise the Trustee by telephone or

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                      electronic transmission (confirmed in writing at any
                      time on the same date) of the information set forth in Settlement Procedure "A" above.

                   C. The Company will have delivered to the Trustee a pre-
                      printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Trustee:

                      1. Note with the customer confirmation.

                      2. Stub One - For the Trustee.

                      3. Stub Two - For the relevant Agent.

                      4. Stub Three - For the Company.

                   D. The Trustee will complete such Note and authenticate
                      such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgement of receipt and evidence that instructions have been given by such Agent for payment to the account of the Company at Harris Trust & Savings Bank, Chicago, Illinois, or to such other account as the Company shall have specified to such Agent and the Trustee, in immediately available funds, of an amount equal to the price of such Note less such

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

                      Agent's commission (if any). In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                   E. Unless the relevant Agent is the end purchaser of
                      such Note, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgement of receipt of such Note by retaining Stub Two.

                   F. The Trustee will send Stub Three to the Company by
                      first-class mail. Monthly, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement         For sales by the Company of Certificated Notes to or
Procedures         through an Agent (unless otherwise specified pursuant
Timetable:         to a Terms Agreement), Settlement Procedures "A" through
                   "F" set forth above shall be completed on or before the respective times in New York City set forth below:

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                   Settlement
                   Procedure                      Time
                   ----------                     ----

                       A           2:00 P.M. on day before settlement date

                       B           3:00 P.M. on day before settlement date

                      C-D          2:15 P.M. on settlement date

                       E           3:00 P.M. on settlement date

                       E           5:00 P.M. on settlement date

Failure            If a purchaser fails to accept delivery of and make payment
to Settle:         for any Certificated Note, the relevant Agent will notify
                   the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the price of such Note less such Agent's commission in respect of such Note
                   (if any). Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse such Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note
                   "cancelled", make appropriate entries in the Trustee's records and send such Note to the Company.

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